Exhibit 10.31

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item (601)(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Distribution Agreement

This Distribution Agreement is made as of the 19th day of October, 2018 (the “Effective Date”) by and between Obagi Cosmeceuticals LLC., a company established and existing under the laws of the State of Delaware, having its principal place of business at 3760 Kilroy Airport Drive, Suite 500, Long Beach, California 90806, USA (“Company”),and Gevie, Inc., a company organized and validly existing under the laws of the State of California, having an address at 5825 Lincoln Avenue, Ste. D42, Buena Park California 90620, USA (“Distributor”).

Background

A.

The Company is engaged in the manufacture, marketing, distribution and sale of certain proprietary pharmaceutical products.

B.

The Company wishes to appoint the Distributor to market, promote, distribute and sell the Product/s to Customers located in the Territory and the Distributor agrees to be appointed as the non-exclusive promoter and distributor to market, promote, distribute and sell the Products to Customers in the Territory in accordance with the terms and subject to the conditions of this Agreement.

C.

The Distributor wishes to be granted a license to use the Trademarks in the Territory and the Company agrees to grant the Distributor a license to use the Trademarks in the Territory in accordance with the terms and subject to the conditions of this Agreement.

In consideration of the terms, conditions and mutual covenants contained herein, the Company and Distributor hereto agree as follows:

1.	Definitions and interpretation

1.1	Definitions

In this Agreement, unless the context otherwise requires;

Affiliate means any business entity that directly or indirectly controls, is controlled by, or under common control with either Party to this Agreement. For the purposes of the foregoing “control” shall mean (i) the direct or indirect ownership of more than fifty percent of the voting securities of any corporation, entity or organization, or (ii) the power to direct or cause the direction of the management or policies of such corporation, entity or organization through the ownership of securities or interests, by contract or otherwise;

Agreement means this agreement, including all schedules, annexes and appendices, and amendments agreed to in writing by the Parties in accordance with Section 22.10;

Associated Person means any owner (including any principal, shareholder or other person or entity having a direct or indirect financial interest), officer, director, partner, principal, employee, agent or any other person or entity, directly or indirectly, controlling, controlled by, or under common control with either Party to the agreement;

Business Day means a day, other than a Saturday or Sunday, on which banks are open for retail banking business in the United States;

Change of Control means the occurrence of an event or circumstance where a person, or entity, who is not presently able to do any of the following things becomes able to do one, or more, of the following things (whether directly or indirectly or through one or more intervening person(s) or entity):

(a)

control the composition of more than one half of the entity’s board of directors;

(b)

be in a position to cast, or control the casting of, more than one half of the maximum number of votes that might be cast at a general meeting of the members of the entity; or

(c)

hold or have a beneficial interest in more than one half of the issued share capital of the entity;

Confidential Information means all information of a Disclosing Party, its customers or suppliers which would reasonably be regarded as confidential, disclosed to the Receiving Party or information which the Disclosing Party may become aware of, before or after the Commencement Date, including information relating to:

(a)

the terms of this Agreement and its subject matter, including information submitted or disclosed by the Disclosing Party during negotiations, discussions and meetings relating to this Agreement;

(b)

the Disclosing Party’s business, operations, clients or suppliers or their products, services and Intellectual Property Rights;

(c)

financial information and other commercially valuable information including the Disclosing Party’s business plans, customer lists, product launches, inventions, trade secrets, know-how, formulae, technical and commercial information, dossiers, specifications, test results, research data, graphs, software, drawings, designs, biological materials, samples, devices, models and other materials of any form or substance;

whether disclosed verbally, in writing, in electronic or any other form or by any other means, but excluding information which:

(i)

the Receiving Party can prove by written records that it knew or possessed before the relevant information was disclosed or made available to it by or on behalf of the Disclosing Party;

(ii)

was lawfully acquired prior to the date of disclosure under this Agreement by the Receiving Party from a third party without any restrictions as to its use or disclosure

(iii)

is in or becomes part of the public domain other than as a result of the breach by the Receiving Party of this Agreement; or

(iv)

information which the Receiving Party can prove by its written records was independently developed by it or one of its employees or agents having no knowledge of the relevant disclosure by the Disclosing Party;

Customer means licensed medical professionals, properly licensed skincare clinics, or properly licensed beauty spas, or cosmetic pharmacies, or other agreed-upon (by the Company in writing) channels of distribution physically located within the Territory; or, licensed medical professionals, properly licensed skincare clinics, or properly licensed beauty spas, or cosmetic pharmacies, or other agreed-upon (by the Company in writing) channels of distribution selling online within the Territory and shipping only within the Territory;

Disclosing Party means the Party who discloses the Confidential Information;

Force Majeure means any act, event or cause including: (a) act of God, peril of the sea, accident of navigation, war, sabotage, riot, act of terrorism, insurrection, civil commotion, national emergency (whether in fact or law), martial law, fire, lightning, flood, cyclone, earthquake, landslide, storm or other adverse weather conditions, explosion, power shortage, strike (whether or not involving employees of the party concerned), epidemic, quarantine, radiation or radioactive contamination; or (b) action or inaction of a Government Entity, including expropriation, restraint, prohibition, intervention, requisition, requirement, direction or embargo by legislation, regulation, decree or other legally enforceable order, to the extent that the act, event or cause: (i) could not have been prevented by reasonable precautions, or could not reasonably have been circumvented by means of alternate sources, workarounds or other means; and (ii) directly or indirectly results in a Party being prevented from or delayed in performing any of its obligations under this Agreement;

Government Entity means a government-owned or controlled commercial enterprise, institution, agency, department, instrumentality or other public entity (regardless if it is whole or partial ownership or control), including Health Authorities, health care facilities, research institutions, universities and hospitals;

Government Official means any officer or employee of a Government Entity.

Health Authority means any and all government regulatory authorities or agencies in the Territory, approval from which is required to market, promote and sell the Products in the Territory;

Health Registrations means the required regulatory filings in the Territory that are approved by the appropriate Health Authority in the Territory that allows each Product to be lawfully sold in the Territory.

Intellectual Property Rights means all present and future intellectual and industrial property rights conferred by statute, at common law or in equity and wherever existing, including:

(a)

patents, designs, copyrights, Trademarks, domain names, proprietary ideas, inventions (whether patentable or not), discoveries, ideas, know how, trade secrets and any other rights subsisting in the results of intellectual effort in any field, whether or not registered or capable of registration;

(b)

any application or right to apply for registration of any of these rights;

(c)

any registration of any of those rights or any registration of any application referred to in paragraph (b); and

(d)

all renewals and extensions of these rights;

Minimum Purchase Requirements means the minimum purchases of Products that the Distributor must purchase from the Company as specified in Schedule 2;

Party means a party to this Agreement and its respective successors and permitted assigns and Parties mean both parties to this Agreement;

Products mean all products supplied by the Company to the Distributor for sale in the Territory, including: (a) the products specified in Schedule 2; (b) other products that the Parties agree to add to the products in Schedule 2 as an amendment pursuant to Section 22.10; and (c) new formulations or new indications for the products referred to in (a) and (b) that the Parties agree to add to the products in Schedule 2 as an amendment pursuant to Section 22.10. A reference to a Product or the Products is, so far as the context allows, a reference to one, several or all of the Products;

Product Prices means the prices for the Products as set forth in Schedule 2, based on US WAC less any approved discount but not including any rebates or post-purchase credit, as may be amended from time to time at the Company’s sole discretion;

Purchase Order means an order for Products as set out in Section 5.3;

Receiving Party means the party to whom Confidential Information is disclosed or who possesses or otherwise acquires Confidential Information belonging or relating to a Disclosing Party;

Registrar of Trademarks means the competent government intellectual property authority in the Territory or in another jurisdiction that is responsible for the registration of Intellectual Property Rights (including the Trademarks);

SKU means stock keeping unit;

Specifications means the specifications described in the pharmaceutical files/dossiers, registered with the Health Authority, including packaging specifications, as these specifications may be amended from time to time in accordance with applicable law;

Taxes means all taxes, charges and duties imposed by a government or statutory body relating to the supply, use or delivery of goods or services or otherwise arising out of this Agreement including sales tax, consumption tax, GST, value added tax (VAT) or other similar transaction tax, stamp duties, customs duties and excises, but does not include income or capital gains tax;

Term means a term, commencing on the Effective Date and ending on December 31, 2021;

Territory means the territory specified in Schedule 1;

Trademarks means the trademarks, trade names, service marks, brand names, product names, domain names and logos of the Company (all whether registered or unregistered), and other commercial symbols identifying the Company or its Products or services, including those specified in Schedule 1, and similar marks, and those developed in the future;

WAC means the wholesale acquisition cost of a Product as published by Company from time to time.

1.2	Interpretation

In this Agreement unless the context requires otherwise:

(a)

the singular includes the plural and vice versa;

(b)

a gender includes the other gender;

(c)

headings are used for convenience only and do not affect the interpretation of this Agreement;

(d)

a reference to a document includes the document as modified from time to time and any document replacing it;

(e)

if something is to be done on a day which is not a Business Day then that thing must be done on the next or following Business Day;

(f)

“person” includes a natural person and any body or entity whether incorporated or not;

(g)

“month” means calendar month and “year” means 12 months;

(h)

“in writing” includes any communication sent by letter, facsimile transmission or email;

(i)

a reference to any statute, proclamation, rule, regulation or ordinance includes any amendment, consolidation, modification, re-enactment or reprint of it or any statute, proclamation, rule, regulation or ordinance replacing it. A reference to a specified section, clause, paragraph, schedule or item of any statute, proclamation, rule, regulation or ordinance means a reference to the equivalent section of the statute, proclamation, rule, regulation or ordinance which is for the time being in force;

(j)

“including” and similar expressions are not words of limitation;

(k)

money amounts are stated in United States dollars unless otherwise specified;

(I)

“quarter” refers to a period of three months ending on 31st March, 30th June, 30th September and 31st December in each year; and

(m)

a reference to any agency or body, if that agency or body ceases to exist or is reconstituted, renamed or replaced or has its powers or functions removed (defunct body), means the agency or body which performs most closely the functions of the defunct body.

2.	Subject Matter of this Agreement and Term

2.1	Grant of Non-Exclusive Right

The Company hereby grants the Distributor, which accepts, the non-exclusive right to import, market, promote, distribute and sell the Products in the Territory under the Trademarks, all in accordance with the terms and conditions of this Agreement.

2.2	Agreement to Continue for Term

This Agreement will commence on the Effective Date and will continue in force for the Term, unless terminated earlier in accordance with this Agreement.

3.	Title and Registration of Trademarks

3.1	License and Protection of the Company’s Title

The Company grants to the Distributor a royalty-free, non-exclusive, non-transferable license to use the Trademarks during the Term solely in connection with the marketing, distribution, promotion, advertising and sale of the Products in the Territory.

The Distributor acknowledges the Company’s title to the Trademarks and the validity of the Trademarks and will not do the following, nor will not allow or assist any person or Affiliate do the following:

(a)

invalidate or put in dispute the Company’s title to the Trademarks;

(b)

oppose any application for registration of the Trademarks or invalidate any registration of the Trademarks;

(c)

support an application to remove any Trademark as a registered Trademark;

(d)

cause any Registrar of Trademarks to require a disclaimer of a monopoly in any Trademark;

(e)

adopt, use, register or attempt to register any trademarks, service marks, trade names, domain names, web addresses or portions thereof, or any other proprietary designations, or any account names or handles, or portions thereof, on any website, service or social network, which are similar to any Trademarks of the Company;

(f)

use the Trademarks either by themselves or as part of any other identification, name or mark in relation to any goods or services not manufactured, produced, provided or supplied by the Company; or

(g)

register or attempt to register any of the Trademarks — whether as trademarks, trade names, domain names, or otherwise — without the express written consent of the Company, which consent may be granted or withheld in the Company’s sole discretion.

3.2	Registration of Trademarks; Domain Names

The Distributor shall provide information, materials and other assistance, as may be reasonably requested by the Company, to assist with obtaining or maintaining registrations of the Trademarks. Such assistance shall include, but is not limited to, executing any documents as may be required by the Company to register or maintain registrations of the Trademarks. The decision to register or maintain a registration of any Trademark shall be in the Company’s sole discretion, and all filing, registration and maintenance fees associated with the registration process shall be the responsibility of the Company.

If the Distributor wishes to use a domain name that incorporates any of the Trademarks in connection with its business efforts, the Distributor may request that the Company register the domain name in the Company’s name, and the Company shall honor all such reasonable requests, provided that the Distributor agrees to cover all costs involved with registration and maintenance of the domain name, and provided that registration of the domain name will not expose the Company to liability for trademark infringement or otherwise. The Company may request that the Distributor prepay the costs associated with any registration or maintenance prior to taking the appropriate action. If the Distributor takes advantage of this option, the Distributor agrees that it, and not the Company, shall be responsible for all costs associated with the operation of the associated website. Further, the Distributor agrees that it shall use the website to promote and/or sell only authentic Company products; that the website shall not feature or include any third-party products or services or any links to any other websites that offer goods or services competitive with those offered by the Company, and that the domain name shall not be used to redirect traffic to any website that is not devoted exclusively to the promotion and/or sale of the Company’s products.

3.3	Revocation or Expiry of Trademarks

The revocation or expiry of any rights in the Trademarks will affect neither the validity of this Agreement nor the obligations of the Distributor to make payments under this Agreement.

4.	Use

4.1	General Conditions of Use; Quality Control

The Distributor agrees that its use of the Trademarks, as well as all related advertising and promotional materials, will be in good taste and in such manner as will enhance the value of the Trademarks and the Company’s reputation for quality goods and services. The Distributor acknowledges that all use of the Trademarks by the Distributor, in connection with any goods or services, shall inure to the benefit of the Company.

The Company shall have the right, from time to time, to inspect the goods, services and materials offered by the Distributor in connection with its use of the Trademarks for quality control purposes. The Distributor agrees that the Company may terminate the license granted under Section 3.1, and that the Company may pursue its right to terminate this Agreement under Section 17, if the Company determines, in its sole discretion, that the Distributor’s use of the Trademarks is in violation of the terms of this Agreement or that the quality of the goods and services offered in connection with the Distributor’s use of the Trademarks falls below an acceptable level.

In addition, the Distributor must:

(a)

use the Trademarks from time to time and only for the particular purposes specified in or contemplated by this Agreement;

(b)

ensure that the Products are promoted in accordance with samples produced and directions given by the Company from time to time;

(c)

apply any description or legend that the Company prescribes must be used on Product promotional material for the Products that clearly identifies the Company as the manufacturer or supplier of the Products and licensor of the Trademarks, in each case in a form approved so far as necessary by the Health Authority;

(d)

not infringe the other Intellectual Property Rights of the Company or the Company’s licensors;

(e)

not, without the prior written consent of the Company, assign or otherwise transfer the benefit of this Agreement including, without limitation, by granting any sub-licenses or rights to use the Trademarks unless otherwise provided under this Agreement;

(f)

not use the Trademarks accompanied by words describing the Products unless the Trademarks are distinguished from the descriptive and surrounding text; and

(g)

change or cease any use of one or more of the Trademarks as requested by the Company.

4.2	Continuous Use

(a)

The Distributor must ensure that the Trademarks are used in connection with the Products on a regular basis throughout the Term in normal commercial, sales and distribution channels to maintain their validity and to prevent any challenge to their validity on the basis of abandonment.

(b)

If the Distributor fails to commence selling the Products within thirty (30) days of the Commencement Date, or stops offering for sale the Products for more than thirty (30) days, unless due to the Company’s inability to supply Product or requirement of the local Health Authority, the license granted under Section 3.1 will automatically terminate, and the Company may pursue its right to terminate this Agreement under Section 17.

(c)

If there are any new products to be added to the existing list of Products, the commencement date for promotion will be agreed between the Parties and documented in an addendum to this Agreement prior to launch of the new products.

4.3	Promotion

The Distributor shall use the Trademarks solely in connection with the Products and must ensure that the relevant Trademarks appear in all promotional material relating to the Products.

4.4	Re-export and Parallel Import

The Distributor shall exercise commercially reasonable efforts to ensure that Products are not exported from the Territory, either directly or indirectly, by the Distributor or its sub-distributors. This constitutes re-exporting. Breach of this obligation will be considered breach of the Distributor’s material obligations under this Agreement, permitting the Company to immediately terminate this Agreement at the Company’s discretion without any opportunity to cure such violation. The Distributor shall obtain Products only from the Company. The Distributor shall not seek customers for the Products outside of the Territory, shall not sell any excess inventory to any other distributor of the Company, or establish any office or distributor depot outside of the Territory without prior written permission from the Company. The Distributor expressly acknowledges that the re-export provisions of this Section 4.4 are of the essence for the Company, and that the Company would not have entered into this Agreement had such provisions not been included herein. The re-export provisions of this Section 4.4 may be temporarily modified for a specified period of time by express written permission of the Company.

Each Party shall promptly notify the other Party of any information on parallel imports of the Product into the Territory coming to such Party’s attention. Each Party shall take all necessary steps to protect the other Party against illegal parallel import. The Company and the Distributor shall cooperate and use commercially reasonable efforts to prevent and terminate any imports in the Territory of products bearing the Trademark, in each case originating from countries outside the Territory where the Company or its Affiliates sell and market such products either directly or through a third party.

The Distributor acknowledges it has no right to use the Trademarks outside the Territory or to use the Trademarks in connection with selling or marketing the Products outside the Territory or to knowingly sell the Products bearing the Trademarks to any person for resale outside the Territory.

The Distributor may sell the Products online in the Territory as specified in this Agreement, but the Products the Distributor or its Affiliates sell online may not ship or be allowed to be shipped outside the Territory. The Distributor must follow the Company’s MAP (minimum advertised price) policy for online sales, and at no time may the Distributor sell or allow to be sold the Products at prices below Amazon.com’s US prices or below any other distributor’s or authorized seller’s online prices. In connection with online sales, the Distributor shall use either its company name as set forth in this Agreement or a trade name approved in writing by Obagi, which approval shall not be unreasonably withheld. The Distributor shall ensure that its authorized name appears on all website pages, on all product listings it posts on third-party platforms, on all sales invoices, and on all communications with customers related to any online sales.

If Products purchased by the Distributor are found to have been sold outside the Territory, the Company may immediately suspend all discounts to the Distributor, or take other actions to deter these unauthorized sales, up to and including termination of this Agreement.

4.5	Sub-distributors

If the Distributor wishes to employ sub-distributors, to help market, sell and distribute the Products, the Distributor must first obtain written permission from the Company with respect to each sub-distributor it wishes to employ. Any permission granted by the Company with respect to any given sub-distributor shall be contingent on the Distributor ensuring that the sub-distributor is bound to the terms and conditions of this Agreement, as if an original signatory hereto, with respect to any obligations imposed in Sections 3, 4, 5.1, 8, 9, 10, 11, 12, 13, 14, 15, 16, 17, 18, 21 and 22, as well as with the territorial limitations imposed by this Agreement. The Distributor shall be liable for any breach of this Agreement’s relevant provisions by any sub-distributor, and shall indemnify the Company against, any damage or losses incurred by the Company as a result of any sub-distributor’s actions or inactions. The Distributor agrees that the Company may, at any time in its sole discretion, revoke permission for any or all sub-distributors used by the Distributor upon ninety (90) days written notice. Further, the Distributor agrees to immediately cease use of a sub-distributor, and to recall all products from the sub-distributor, if the sub-distributor violates any of the terms and conditions of this Agreement set forth above.

5.	Products

5.1	Supply

During the Term of this Agreement, the Distributor agrees to purchase the Products from the Company exclusively in accordance with the terms of this Agreement.

5.2	Forecasts of Estimated Requirements

(a)

Upon the Commencement Date and throughout the Term of this Agreement, the Distributor shall submit forecasts to the Company on January 1 for the twelve (12) months commencing April 1), April 1 (for the twelve (12) months commencing July 1), July 1 (for the twelve (12) months commencing October 1), and October 1 (for the twelve (12) months commencing January 1) of each calendar year; provided that if the Effective Date of this Agreement is other than the beginning of a month identified above, the initial forecast (and resulting purchase order) shall cover the period from the Effective Date to the date of the next forecast required to be submitted. If the Effective Date falls within a quarter, the first quarter forecast shall include only the remainder of that quarter (“Product Rolling Forecast”).

(b)

The Company is not obliged to supply the Distributor with quantities of Products exceeding the maximum requirements stated in the applicable Product Rolling Forecast for the period on which a Purchase Order is based. In the event that the Company is, or expects to be, unable to fulfill a Purchase Order due to the Distributor exceeding the maximum requirements ordered, the Company reserves the right to allocate production ratably among its other customers and in doing so the Company may favor its own supply needs above those of the Distributor.

(c)

In order to be able to purchase the Products at the Product Prices set forth in Schedule 2, Distributor must purchase at least ninety percent (90%) of the greater of (a) the remaining quarterly forecast contained in the initial January 1 forecast or (b) the quarterly forecasts provided on April 1, July 1 and October 1 of each calendar year thereafter. In addition, Distributor may not reduce any quarterly forecast following the initial rolling twelve (12) month forecast submitted on January 1 of any calendar year by more than ten percent (10%) without the Company’s prior written consent and due to demonstrated and substantiated changes in market conditions for the Products. Each Purchase Order shall confirm that each shipment of Product is legally permitted to be shipped into the Territory and that no other changes in rules or regulations related to the Products have occurred.

5.3	Purchase Order

(a)

The Distributor must order Products by completing a Purchase Order and delivering it to the Company by email as specified in Section 22.14 (Notice) or in a manner as advised by the Company from time to time.

(b)

A Purchase Order from the Distributor to the Company must be in writing, in the format (if any) prescribed by the Company and must specify: (i) the date the order is placed; (ii) the required quantity of the Products ordered; (iii) the territory within the Territory in which the Products will be sold; and (iv) any other relevant instructions or information.

In the event of any conflict between this Agreement and the Purchase Order, this Agreement shall prevail.

5.4	Ordering of Products

The Company is deemed to have accepted a Purchase Order if it does not reject the Purchase Order in writing within ten (10) Business Days of its receipt. The Company will use reasonable efforts to ensure that the Products will have at least [***] shelf life upon pickup by Distributor at the point of delivery, with expiry date of the Products to be mutually agreed upon in case the life is shorter than [***].

5.5	Cancellation or Deferral of Purchase Order

Subject to Section 11.5, once a Purchase Order has been delivered to the Company and deemed accepted by the Company pursuant to Section 5.4, the Purchase Order cannot be cancelled or delivery of the Products under the Purchase Order deferred by the Distributor unless (i) the Company provides its prior written consent and (ii) the Distributor agrees to fully indemnify the Company against any loss, damage, cost or liability suffered by it as a result of cancellation of the Purchase Order or deferral of delivery of Products unless such cancellation or deferral has been agreed to by the Company.

5.6	Delivery

(a)

During the Term of this Agreement, the Company will manufacture or allow for the Products to be manufactured by an approved manufacturer.

(b)

The Company will use commercially reasonable efforts to deliver ordered products within sixty (60) days of the date of receipt of a Purchase Order from Distributor, or such later date that is requested by Distributor, to a third party logistics provider (“3PL”) for pick up by Distributor. Distributor shall acquire the Products only from the Company through the 3PL and from no other source, except for a limited period of time following the Effective Date, all Products requiring a prescription in the US will be shipped to the Distributor from WBC Group, LLC. The Company will cease shipping prescription products from WBC Group, LLC as soon as prescription licenses have been secured for delivery to 3PL, and will provide at least one week notice to the Distributor. Following notice, all Products will be delivered to the 3PL. All units of Products delivered to Distributor under this Agreement shall be packed for shipment in the Company’s standard containers, and shall be shipped to the 3PL facilities (“3PL Facilities”) for pick up by Distributor.

(c)

Unless expressly agreed to in writing by the Company, the Company shall deliver all Products ordered by Distributor to the 3PL with labels and Product packaging approved for sale of the Products in the United States or the European Union. Distributor shall be responsible for ensuring at its sole cost and expense that any Product or Product packaging that is required to be re-labeled or repackaged (including any translation) to conform to applicable laws or regulations in the Territory shall be re-labeled or repackaged prior to any sale of such Product in the Territory.

(d)

Upon delivery of the Product to the Delivery Point (defined below), the Distributor or its representative shall visually inspect the Product. The Distributor will have fourteen (14) days after delivery to notify the Company in writing of any deficiencies or objections to the Product with respect to the quality or quantity of the Product that can be reasonably observed by inspection of the outer packaging of the Product. In case of hidden/latent defect to the Product, the Distributor will have fourteen (14) days after the discovery date to notify the Company in writing. The Distributor must be able to prove the Product was stored per the requirements on its label from the time of delivery to receive compensation or replacement in the case of hidden/latent defect.

(e)

If the Company does not agree with the Distributor that some quantities of Product are defective, the Parties will deliver a sample of the Product to a quality control laboratory chosen by mutual agreement and the determination concerning quality of the Product by such laboratory shall be binding on the Parties.

(f)

The Company shall be required to deliver substitute quantities of Product in the event that such quality control laboratory determines that the Product was defective. The Company will use commercially reasonable efforts to ensure the replacement Product will be ready for pickup by the Distributor as soon as possible and in no event later than sixty (60) days of such determination. If the Distributor does not notify the Company of any objections to the Product within the aforesaid period, it will be conclusively presumed that such quantities of Product were satisfactory.

5.7	Risk and Title

(a)

All deliveries of the Products shall be Ex Works (Incoterms 2016) 3PL Facilities (the Delivery Point), except as described in Section 5.6 (b). All customs duties, freight, insurance and other shipping expenses from the Delivery Point as well as any other special packing expenses requested by Distributor, shall be borne by the Distributor.

(b)

Title to each of the Products shall transfer upon delivery of the Products to Distributor at the Delivery Point. However, the Company shall retain a purchase money security interest in any such Product shipped and to which the Distributor has taken title. In this regard, the Distributor agrees to execute any such documents as are reasonably required by the Company to evidence this security interest.

(c)

The Company may, at its sole discretion, select or otherwise engage a new 3PL or change the Delivery Point to another 3PL facility upon thirty (30) days’ prior written notice to the Distributor (“3PL Change Notice”). Unless otherwise agreed in writing by the parties, any delivery made subsequent to the 30 day period shall be transacted as set forth in the 3PL Change Notice.

(d)

Notwithstanding Section 5.7(b), in the event that the Distributor defaults on payment, title in all unsold Products that the Distributor has not paid for shall revert to the Company.

5.8	Minimum Purchase Requirements in the Territory

Provided that the Company supplies the Products substantially in compliance with any Product Rolling Forecasts and order delivery dates agreed upon by the Parties, the Distributor must purchase from the Company minimum quantities of Product in order to meet the Minimum Purchase Requirements for each calendar year as set out in Schedule 2. In addition, all Products must be ordered in full cases, as indicated in Schedule 2.

5.9	Failure to Meet Minimum Purchase Requirement

If the Distributor fails to meet the Minimum Purchase Requirements, the Company may: (a) terminate this Agreement pursuant to Section 17(b)(i); and/or (b) appoint another distributor to sell the Products in the Territory.

5.10	The Distributor Not to Avoid Obligations

Section 5.9 is intended to ensure that the Distributor purchases from the Company the Minimum Purchase Requirements in order to market and sell the Products in the Territory. This Section is not intended to affect or derogate in any way from the Distributor’s obligation to comply with its obligations under Sections 8.1, 8.2 and 8.3.

5.11	Price

Subject to Section 5.12, the Product Prices are as specified in Schedule 2. Unless otherwise specified, the Product Prices are expressed in United States dollars.

5.12	Price Changes

The Company shall give at least thirty (30) days’ written notice to Distributor of any amendment to the Product Prices listed in Schedule 2.

In the event the Company increases the Product Price on any Product, any orders for such Product that have been shipped by the Company before the effective date of the price increase shall be invoiced at the previous, or lower price; provided however, if shipment is delayed due to backorder status, then such Products will be shipped at the previous or lower, price when such Products become available for shipment.

5.13	Invoicing and Payment

(a)

Upon acceptance of a Purchase Order, the Company will provide an invoice to the Distributor for the ordered Products (“Invoice”).

(b)

Each Invoice must be in a form and substance that will constitute a tax invoice, will include VAT or any applicable taxes, and will comply with all necessary VAT requirements, where applicable.

(c)

The Distributor must pay the Company, in immediately available funds, the amount stated in the Invoice before the ordered Products can be picked up at the Delivery Point by the Distributor, or once Payment Terms are approved, payment must be made in full within 30 days of delivery at the Delivery Point. If the Distributor has not paid in full by the end of 30 days, no further orders will be released. Maximum credit is [***].

(d)

As mutually agreed, all claims for credit by the Distributor for damaged stock, which can be reasonably observed by inspection of the outer packaging of the Product, must be reported to the Company within fourteen (14) days from the date of delivery to the Delivery Point and must be supported with (i) information including the batch number and date of delivery and (ii) evidence of such damage. Any such claims received more than 14 days after the date of delivery will be rejected except for latent defect.

6.	Payment

6.1	Payments Under This Agreement

The Distributor must pay the Company the amount stipulated in the relevant Invoice for the Products ordered in accordance with Section 5.13.

The Distributor is responsible for all taxes and any additional import costs, if applicable.

6.2	Late Payment

Without prejudice to the Company’s other rights and subject to Section 6.4, if the Distributor fails to make payment for any Invoice or other sum owing by the due date, the Company may, after giving the Distributor fourteen (14) Business Days’ notice and no payment is made by the Distributor: (a) suspend performance of its obligations under this Agreement until such time as all payments due by the Distributor are paid in full; and (b) charge daily interest on the amount outstanding: (i) calculated from the due date of payment to the date of actual payment; and (ii) at an interest rate of 9% per annum above the Wall Street Journal Prime Rate on that day or the highest rate allowed by applicable law, whichever is lower.

6.3	Other Rights and Obligations Not Affected

The exercise by the Company of any of its rights under Section 6.2 does not affect: (a) the Distributor’s obligation to pay any money due and payable; or (b) any other rights or remedies the Company may have in relation to any failure by the Distributor to pay an amount due under this Agreement.

6.4	Disputes

If the Distributor disputes whether the whole or part of an Invoice submitted by the Company is payable:

(a)

the Distributor must pay the full amount of the Invoice by the relevant due date for payment;

(b)

the Distributor must give written notice to the Company within ten (10) Business Days after receiving the Invoice, of the amount disputed and reasons for the dispute;

(c)

if the Distributor and the Company are unable to resolve any dispute between them regarding the amount invoiced within fifteen (15) Business Days of the Company receiving the Distributor’s notice, they must invoke the dispute resolution process in Section 20; and

(d)

the Distributor and the Company must comply with its other obligations under this Agreement until the dispute is resolved.

7.	Taxes

7.1	General Tax

(a)

Amounts payable by the Distributor under this Agreement are exclusive of any applicable Taxes payable in the Territory. Distributor shall be responsible for, all excise, sales, use, value added and other taxes, including any goods and services tax payable in the Territory, but excluding any tax on the income of Company. Notwithstanding the foregoing, the Parties understand that payments made by Distributor to Company may be subject to withholding taxes in the Territory, which, if applicable, shall be withheld and promptly paid by Distributor, on behalf of Company, to the applicable tax authorities and promptly evidenced by appropriate certificate of receipt or other evidence issued by such authorities; provided however, should the tax authorities in the Territory determine that any payments due Company from Distributor are subject to such taxes, Distributor shall use reasonable commercial efforts to provide Company such documentation as may be necessary for the Parties to receive the reduced rate of withholding tax under any applicable treaty. Company may, in its sole discretion, file an application with the applicable authorities for such reduced rate of withholding tax.

8.	Sale and Promotion of the Product

8.1	Commercially Reasonable Efforts

The Distributor will use commercially reasonable efforts to maximize the sales of the Products to Customers in the Territory.

8.2	Test of Commercially Reasonable Efforts

(a)

In determining whether the Distributor has used its commercially reasonable efforts under Section 8.1, regard will be had among other matters to whether the Distributor has met the Minimum Purchase Requirement in respect of the relevant period as agreed to on an annual basis.

(b)

Meeting the Minimum Purchase Requirements agreed to in the marketing plans under this Section is not of itself conclusive evidence of the use of commercially reasonable efforts for the purposes of Section 8.1 but will not be considered as an Event of Default.

8.3	Marketing and Promotion

Without limiting Section 8.1, the Distributor must (to the extent appropriate):

(a)

devote commercially reasonable efforts to marketing, selling and servicing the Products in the Territory;

(b)

employ qualified, trained and informed sales and service and marketing staff;

(c)

maintain adequate compliant and suitable storage and transport facilities for the Products;

(e)

promptly develop an annual marketing plan for the Products, to be approved by the Company by the end of July of each calendar year. The annual marketing plan for the Products shall be submitted and approved by the Company prior to implementation, the Company’s approval to be provided to the Distributor within thirty (30) days from the date of submission by the Distributor.

(f)

promptly implement the annual marketing plan including developing and distributing catalogues, brochures, advertising, sales, promotion material and demonstration equipment;

(g)

provide the Company with a quarterly report by the sixth (6th) Business Day of each quarter in a format outlined by the Company and agreed to by the Distributor. The quarterly report will include but not be restricted to sales for the month and year to date, contract and tenders won and lost, promotional activities undertaken, stock levels and average selling prices;

(h)

comply with all laws and regulations applicable to the sale, marketing and distribution of the Products in the Territory;

(i)

not publish, distribute or circulate any advertising or promotional material or adopt any promotional action in relation to the Products which is not in the agreed annual marketing plan. All advertising or promotional material, including but not limited to, brochures and literatures, must have received the Company’s prior written approval, in accordance with Section 8.4, before submission to any local Health Authority.

(j)

ensure that all advertising, promotional material and promotional actions relating to the Products comply with all laws applicable to advertising and promotion in the Territory.

Throughout the Term of this agreement, the Company must:

at no cost, provide training and marketing assistance by sharing appropriate US-generated marketing assets, and providing coaching on sales and marketing strategies. The Company will not support promotions through cash or free product.

8.4	Promotional Materials

Prior to first use of any promotional materials, the Distributor must submit all such promotional materials to the Company for the Company’s review, comment and approval. The Distributor shall submit all such promotional materials no later than fifteen (15) Business Days prior to the use, publication or dissemination of such materials, and shall incorporate any comments that the Company may provide and make any changes requested by the Company, after which the materials must be resubmitted for further review and approval. The Company may in its discretion reject any promotional materials that are inconsistent or contradictory to the approved uses for the Products, or for any other reason on reasonable grounds.

8.5	Internet Use

(a)

Any new websites to be developed by the Distributor displaying or related to the Products shall be subject to the Company’s review and comment. The Distributor shall notify the Company no later than fifteen (15) Business Days prior to the publishing of any such website and shall incorporate any comments that the Company may provide and make any changes requested by the Company, after which the website must be resubmitted for further review and approval.

(b)

The Distributor shall identify, within five (5) days of the Effective Date, any existing websites that it has established or plans to use with the Products. Upon receiving approval from the Company, the Distributor may continue with all approved existing websites established for the Products. Notwithstanding the above, the Company may request the Distributor to make reasonable changes to such websites from time to time, related to the use of the Trademarks of the brand image associated with the Company’s products, and the Distributor shall make all such changes as soon as practicable. Until such notification of required changes from the Company, the Distributor may continue with all approved existing websites.

8.6	Competing Product

The Distributor undertakes to notify the Company, in writing, of all existing and future products promoted and marketed by its sales team, that are Competing Product. For the purpose of this Agreement, “Competing Product” shall mean any product that the Company deems to be similar to or competitively positioned against the Products being sold by the same sales team selling the Products in the Territory. The Company reserves the right to terminate this Agreement under Section 17.1(b)(ii) if a Competing Product is determined by the Company to be detrimental to the sale of the Products in the Territory.

This notice shall be made in writing within thirty (30) Business Days of:

(a)

the Effective Date of this Agreement for those Products being promoted and marketed by the Distributor’s sales team as of the Commencement Date;

(b)

any new product being added to Schedule 2;

(c)

a new Competing Product being scheduled to be first promoted and marketed by the Distributor’s sales team.

8.7	Inspection of Goods Prior to Sale

The Distributor shall inspect all Products prior to sale or other distribution to any authorized third party. If any Products appear defective or deficient in any way, including but not limited to damaged packaging or containers, the Distributor shall not sell or otherwise distribute those Products to any person. Similarly, if the Products bear a “sell by” or “best by” date, or other indication of shelf life, or the Distributor otherwise knows the Products’ shelf life, the Distributor shall not sell or otherwise distribute the Products after the printed or known date or within one (1) week prior to the printed or known date. The Distributor accepts and acknowledges that any defective or past-due products are its responsibility, and that the Company is not responsible to replace or compensate the Distributor for any such goods except as provided for in Section 5.6 of this Agreement.

9.	Packaging and Labeling

9.1	Packaging and Labeling

(a)

The Product will be supplied by the Company to the Distributor in finished, packaged and labeled form, ready for resale to Customers, and the Distributor shall not modify or in any way alter the packaging and labeling elements and inserts, except for putting stickers and/or implementing modifications in order to comply with the requirements of any local Health Authority, in which event such stickers and/or modifications will be subject to the Company’s prior written approval. In no event shall the Distributor cover or otherwise obscure, in whole or in part, any printed information or designs on the products or their packaging except to the extent and in the exact manner permitted by the Company in writing. All costs associated with relabeling or over-labeling to comply with the relevant Health Authority are the responsibility of the Distributor.

(b)

The Parties agree that until the new packaging of the Products have been approved by the relevant Health Authority, the Distributor may continue to sell the Product in its current packaging until all existing stock has been sold off.

(c)

In the event the Company wishes to amend the specification of the packaging of the Product, the Company shall notify the Distributor in writing with a sufficient period of notice to be compliant to the regulatory matters related to such change. The Company further acknowledges and agrees that it shall in no case implement any change of packaging before obtaining the appropriate authorization(s) from the relevant Health Authority.

10.	Sales Reports and Records

10.1	Sales Reports

Monthly Sales Reporting Requirements

By the sixth (6th) Business Day following the end of each month the Distributor must send to the Company via email the following information: (a) total unit sales of the Products in the preceding month, and units sold by SKU; (b) stock on hand of each SKU; (c) month’s stock cover by SKU; and (d) promotional activity summary for the previous and next month.

10.2	Sales Records

The Distributor shall keep accurate and detailed sales records of all sales made pursuant to this Agreement for a period of five (5) years following the sale of the products. Such records shall include, at a minimum, the following information: (a) name and contact information for the Customer; (b) shipping destination for the goods; (c) total unit sales and units sold by SKU; (d) amount paid for products purchased; and (e) lot numbers associated with purchased products and quantities of each lot number included in purchased goods.

10.3	Sales Reports

From time to time, the Company may request to discuss and understand sales pattern and demands in the Territory, and the Distributor shall provide information to support discussion accordingly.

11.	Regulatory Issues and Product Recalls

11.1	Obtaining and Maintaining Health Registration

All matters pertaining to registration will be addressed in an addendum to this Distribution Agreement.

11.2	Reporting

(a)

The Company and the Distributor must report to the other Party any adverse drug events connected with the Products.

(b)

The Company shall at its own cost provide the Distributor product safety update reports and other reports to accord with additional or varied regulatory reporting requirements and compliance with industry best practice within the Territory.

11.3	Product Recall

(a)

A Party shall immediately consult with the other Party if it considers that an event, incident or circumstance has occurred which may result in the need for a recall or market withdrawal (“Recall”) of a Product (“Recalled Product”).

(b)

If the Parties determine that a Recall is necessary, the Parties will consult each other to determine the Recall procedure and the nature and extent of the Recall.

(c)

In the event of a Recall, the Distributor will be responsible for: (i) administering any Recall; (ii) consulting and reporting to the Company on the Recall; and (iii) paying all costs of the Recall if such Recall resulted from the Distributor’s own fault, omission or negligence. The Company shall bear the costs of all other Recalls.

12.	Quality Standards and Product Liability

12.1	Products to Comply with Standards

The Distributor must ensure that the Products distributed, promoted and sold in the Territory by the Distributor comply with all applicable laws, standards and requirements. The Distributor will keep the Company informed of any significant interface or communication by the relevant Health Authority or other Government Entity regarding labeling, advertising and promotion of the Products in the Territory, or any applicable law, standard or requirement that may alter or adversely affect the manufacture or marketing of the Products in the Territory.

12.2	Product Complaints

The Company and Distributor shall work collaboratively and in good faith to collect, investigate and answer all complaints concerning the Products within the Territory, and the Distributor shall fully cooperate with the Company to resolve such complaints. No later than forty-eight (48) hours after notice of any material Customer complaint of any nature concerning the Products, or notice or awareness of serious or adverse reaction associated with the use of the Products, the Distributor will notify the Company. All such records of complaints concerning the Products within the Territory must be kept for no less than two (2) years following the termination of this Agreement. Please see Schedule 3 for further instructions.

12.3	Insurance

Each Party shall be responsible to ensure that all appropriate and adequate insurance coverage shall be maintained pursuant to the respective Party’s obligations under this Agreement (including damage or loss to third party) and will provide evidence of such coverage upon request from the other Party.

13.	Confidential Information

13.1	Obligations of Confidentiality

Subject to Sections 13.2 and 13.3, the Receiving Party must during the Term of this Agreement and for five (5) years after its termination, or, in the case of trade secrets, for five (5) years or for as long as the Confidential Information remains a trade secret, whichever is longer:

(a)        keep all Confidential Information confidential and not directly or indirectly disclose, divulge or communicate any Confidential Information to, or otherwise place any Confidential Information at the disposal of, any other person without the prior written approval of the Disclosing Party;

(b)        take all reasonable steps to secure and keep secure all Confidential Information coming into its possession or control;

(c)        not memorize, use, modify, reverse engineer or make copies, notes or records of the Confidential Information for any purpose other than in connection with the performance by the Receiving Party of its obligations under this Agreement; and

(d)        take all reasonable steps to ensure that any person to whom the Receiving Party is permitted to disclose Confidential Information under Section 13.3 complies at all times with the terms of this Section 13 as if that person were a Receiving Party.

13.2	Exceptions

The obligations of confidentiality under Section 13.1 do not apply to:

Any disclosure of Confidential Information by the Receiving Party that is necessary to comply with any court order, law, or the applicable rules of any recognized stock exchange or other financial or securities market if, to the extent practicable and as soon as reasonably possible, the Receiving Party: (i) notifies the Disclosing Party of the proposed disclosure; (ii) consults with the Disclosing Party as to its content; and (iii) uses reasonable endeavors to comply with any reasonable request by the Disclosing Party concerning the proposed disclosure.

Notwithstanding any nondisclosure obligations contained in this Agreement, pursuant to Section 7 of the Defense of Trade Secrets Act, neither Party shall be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret made in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, or that is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.

13.3	Authorized Disclosure

A Receiving Party may disclose Confidential Information to any Affiliate, employee, agent, contractor, officer, professional adviser, banker, auditor or other consultant of the Receiving Party (each a “Recipient”) only if the disclosure is made to the Recipient strictly on a “need to know basis”, and prior to the disclosure:

(a)

the Receiving Party notifies the Recipient of the confidential nature of the Confidential Information to be disclosed;

(b)

the Recipient undertakes to the Receiving Party (for the benefit of the Disclosing Party) to be bound by the obligations in this Section 13 as if the Recipient were a Receiving Party in relation to the Confidential Information to be disclosed to the Recipient; and

(c)

if requested to do so by the Disclosing Party, the Recipient signs an undertaking or deed in a form acceptable to the Disclosing Party (and for the benefit of the Disclosing Party) agreeing to be bound by the obligations in this Section 13 as if it were a Receiving Party in relation to the Confidential Information to be disclosed to the Recipient.

13.4	Return or Destruction of Confidential Information

Immediately on the written request of the Disclosing Party or on the termination of this Agreement for any reason, a Receiving Party must:

(a)

cease the use of all Confidential Information of or relating to the Disclosing Party (or any related corporation of the Disclosing Party);

(b)

deliver to the Disclosing Party all documents and other materials in its possession or control containing, recording or constituting that Confidential Information or, at the option of the Disclosing Party, destroy, and certify to the Disclosing Party that it has destroyed, those documents and materials; and

(c)

for Confidential Information stored electronically, permanently delete that Confidential Information from all electronic media on which it is stored, such that it cannot be restored.

Notwithstanding the foregoing, a Disclosing Party may retain one (1) copy of any Confidential Information in its possession for legal archival purposes only, and will continue to treat such copy as Confidential Information.

13.5	Warranties

The Disclosing Party warrants to the Receiving Party that: (a) it has the right to disclose Confidential Information to the Receiving Party and to authorize the Receiving Party to use the Confidential Information as permitted by this Agreement; and (b) the use of the Confidential Information as permitted by this Agreement does not breach the Intellectual Property Rights of any other person.

13.6	Liability for Breach by Recipient

The Receiving Party is liable for any breach of this Section 13 by a Recipient as if the Recipient were a Receiving Party in relation to the Confidential Information disclosed to the Recipient.

14.	Infringement or Other Proceedings

14.1	Notice of Proceedings

Promptly upon discovery of or otherwise becoming aware of any alleged infringement of any Intellectual Property Rights by a third party, of any challenge to the Company’s claim of ownership of any Intellectual Property Rights, including Trademarks, or of any action to contest, challenge or revoke any Intellectual Property Rights (collectively, “Infringement”), the Distributor shall inform the Company in writing of said Infringement and provide any available evidence thereof.

14.2	Action by The Company

The Company shall have the exclusive right, but shall not be obligated, to prosecute or defend at its own expense all Infringements. In furtherance of such right, the Distributor agrees that the Company may include it as a party plaintiff in any action related to said Infringements, without expense to the Distributor. Whether named as a plaintiff or not, the Distributor shall, at the request and expense of the Company, cooperate in all respects and, to the extent possible, have its employees testify when requested and make available relevant records, papers, information, samples, specimens, and the like. The total cost of any such Infringement action commenced or defended by the Company shall be borne by the Company and the Company shall keep any recovery or damages for past infringement derived therefrom.

15.	Warranties

15.1	Parties’ Warranties

Each Party warrants to the other and it is a condition of this Agreement that:

(a)

it has exercised its independent skill and judgment and has carried out its own investigations in its decision to enter into this Agreement;

(b)

it has not relied on any advice, promise or representation made by the other Party which has not been expressly included in this Agreement;

(c)

it has obtained all authorizations, registrations, approvals or permits required by any governmental body or under any government legislation in connection with its entry into and performance of this Agreement;

(d)

it has the power and authority to enter into and perform its obligations under this Agreement;

(e)

this Agreement after its execution, constitutes a legal, valid and binding obligation of each party; and

(f)

it is not a party to any other agreement that would prohibit, restrict or limit in any way its performance of its obligations under this Agreement.

15.2	The Company’s Warranties

The Company represents and warrants to the Distributor that on the date of this Agreement:

(a)

it has the right to grant the license as granted in this Agreement;

(b)

to the best of the Company’s knowledge and belief, no other person’s consent is required in respect of the license of the Trademarks; and

(c)

to the best of the Company’s knowledge and belief, there is no litigation or claim pending or threatened, challenging or disputing the ownership of the Trademarks.

15.3	Effect of Legislation

Nothing in this Agreement shall be interpreted as excluding, restricting or modifying the application of any legislation, which by law cannot be excluded, restricted or modified.

15.4	Exclusion of Implied Warranties

EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NO PARTY MAKES ANY REPRESENTATIONS OR EXTENDS ANY WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, AND EACH PARTY EXPRESSLY DISCLAIMS ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSES AND NON-INFRINGEMENT.

16.	Liability

16.1	Limitation of Liability

NEITHER PARTY SHALL BE LIABLE UNDER THIS AGREEMENT TO THE OTHER PARTY FOR ANY CONSEQUENTIAL, INCIDENTAL, INDIRECT, SPECIAL, EXEMPLARY, PUNITIVE OR ENHANCED DAMAGES OF ANY KIND (INCLUDING LOSS OF PROFITS, LOSS OF DATA, LOSS OF BUSINESS OPPORTUNITY AND LIABILITIES IN RESPECT OF THIRD PARTIES) WHICH MAY BE SUFFERED OR INCURRED OR WHICH MAY ARISE DIRECTLY OR INDIRECTLY IN CONNECTION WITH THIS AGREEMENT HOWEVER CAUSED, AND REGARDLESS OF (A) WHETHER SUCH DAMAGES WERE FORESEEABLE, (B) WHETHER OR NOTTHE PARTY WAS ADVISED OF THE POSSIBILITY OF SUCH DAMAGES AND (C) WHETHER BASED ON BREACH OF CONTRACT, BREACH OF STATUTE, TORT (INCLUDING ANY NEGLIGENT ACT OR OMISSION) OR OTHERWISE. THIS SECTION SHALL NOT APPLY TO CLAIMS FOR INDEMNIFICATION FOR THIRD-PARTY CLAIMS AS SET FORTH IN SECTION 16.2.

16.2	Indemnity

Without limiting any other indemnity obligation set forth in this Agreement, the Parties’ respective indemnity obligations are as follows:

(a)

Company’s Indemnification

(i)

The Company shall defend, indemnify hold harmless the Distributor from and against any claim of a third party to the extent arising from the breach by the Company in the performance of its obligations under this Agreement. The Company will pay resulting court costs, damages and legal fees finally awarded, provided Distributor promptly notifies the Company in writing of any such claim, The Company has sole control of the defense and all related settlement negotiations, and the Distributor shall provide the Company with such assistance and all related information for such defense as the Company may reasonably request.

(ii)

Subject to provisions of Section 14, the Company shall indemnify and hold harmless the Distributor from and against any claim that the Products, the Company’s technical and sales literature or the Trademarks infringe, in the Territory, a patent, trademark or copyright of a third party (“Claim”), and pay resulting court costs, damages and legal fees incurred in connection with such Claim, provided (i) Distributor notified the Company promptly in writing of any such Claim and (ii) gives the Company sole control of the defense of the same and all negotiations for its settlement or compromise. Should any Products become, or in the Company’s opinion be likely to become, the subject of a claim of Infringement, the Distributor shall permit the Company, at the Company’s option and expense, to (i) procure for the Distributor the right to continue using the Products, (ii) replace or modify the Products to become non-infringing, or (iii) if neither procurement or replacement are commercially reasonable, terminate this Agreement by giving written notice thereof to the Distributor, with no further obligation or liability to the Distributor. Notwithstanding the foregoing, the Company shall have no liability for any claim of infringement to the extent based upon any modification of the Products, any combination of the Products with non- Company materials or technology (where such Product alone would not have given rise to the Claim), or modification of the Company’s technical and sales literature and Trademarks not made or authorized by the Company or its authorized representatives.

(b)	Distributor’s Indemnification

The Distributor shall defend, indemnify and hold harmless the Company from and against any claim of a third party to the extent arising out of resulting from:

(i)

Any negligent or more culpable act or omission (including any recklessness or willful misconduct) of the Distributor, its sub-distributors, or the agents and representatives of either, in connection with the performance of its obligations under this Agreement, including but not limited to the registration, promotion and sale of the Products. The registration, promotion and sale of the Products includes, without limitation, the registration, storage, shipment, use, import, marketing, promotion, advertising, distribution (including re-packaging), adulteration, misbranding and sale of the Products, including but not limited to Distributor’s, sub-distributor’s, agents’ and representatives’ promotional or advertising materials for the Products;

(ii)

Any statements, claims, representations or warranties made by Distributor, its sub-distributors, or the agents or representatives of either, relating to the Products, other than as authorized or made by the Company in writing, including but not limited to those made in the Company’s technical and sales literature and materials;

(iii)

Any breach or non-fulfillment of any representation, warranty or covenant under this Agreement by Distributor, its sub-distributors, or the agents or representatives of either;

(iv)

Any failure by Distributor, its sub-distributors, or the agents or representatives of either, to comply with any applicable laws relating to the performance of its obligations under this Agreement;

(v)

Any infringement or claim thereof of any patent, copyright, trademark, service mark, trade name, trade secret or any other property right of a third party arising from the use by the Distributor, any sub-distributors, or any of their agents or representatives, of any symbol, insignia, name or identifying characteristic other than the Trademarks;

(vi)

Any combination of any Trademark with any materials not provided or approved by the Company;

(vii)

Any modification to the Products not made by the Company or combination of the Products with other products;

(viii)

Any use of the Products not authorized or certified by the Company or by the Company’s technical and sales literature and materials; and

(ix)

Any allegation that Distributor, its sub-distributors, or the agents or representatives of either, breached its agreement with a third party as a result or in connection with entering into, performing under or terminating this Agreement.

The Distributor shall pay resulting court costs, damages and legal fees finally awarded, provided the Company promptly notifies Distributor in writing of any such claim, and the Company provides the Distributor with such assistance and all related information for such defense as the Distributor may reasonably request.

16.3	Scope of Limitations

Any provision of this Agreement that purports to exclude or limit the liability of, or the warranties given by each Party under this Agreement applies to the maximum extent permitted by law.

17.	Termination

17.1	The Parties’ Right to Terminate

(a)

Without in any way affecting its other rights under this Agreement or at law including any separate right of termination, either Party shall have the right to immediately terminate this Agreement if the other Party fails to comply with any material term hereof and fails to correct such compliance within thirty (30) days after receipt of written notice of such failure.

(b)

Either Party may immediately terminate this Agreement for cause by giving written notice of such termination to the other Party upon the occurrence of any of the following events:

(i)	if the other Party makes a voluntary petition in bankruptcy, insolvency or similar petition;

(ii)	an involuntary petition in bankruptcy, insolvency or similar petition is made against the other Party which are not dismissed or otherwise resolved within sixty (60) days after the filing of such petition;

(iii)	if the other Party becomes insolvent or makes a general assignment for the benefit of creditors, suffers or permits an appointment of a receiver for its business or assets or is liquidated; or

(iv)	the enactment or adoption of any change in laws, rules, regulations or governmental policies or other change in circumstances that makes it illegal, impossible or impracticable to export, import, market, sell and distribute the Products to or in the Territory as contemplated by this Agreement.

17.2	The Company’s Right to Terminate

(a)

Without limiting or altering the Company’s right to terminate the Agreement as set forth in Section 17.1, the Company shall have the right to terminate this Agreement, upon not less than ninety (90) days’ notice:

(i)

in the event of the sale, transfer, merger or assignment of all, or substantially all, of the assets or business of Distributor, or the sale or transfer of all, or substantially all, of Distributor’s business activities related to this Agreement, including the Products;

(ii)

if, pursuant to Section 4.2(b) the Distributor does not commence selling the Products within thirty (30) days of the Effective Date or stops offering for sale the Products for more than thirty (30) days; or

(iii)

if the Company reasonably forms the opinion that the Distributor’s use of the Trademarks is likely to infringe the Intellectual Property Rights of any third party; or

(iv)

if the Company determines that the Distributor’s use of the Trademarks is in violation of the terms of this Agreement or that the quality of the goods and services offered in connection with the Distributor’s use of the Trademarks falls below an acceptable level; or

(v)

if a competent Health Authority imposes new standards for the manufacture, testing or approval of the Products that materially impacts the Territory and that results in a significant negative economic impact for the Company; or

(vi)

if Distributor or any of its Associated Person(s) has failed to meet their obligations in Section 21.

(b)

Without limiting or altering the Company’s right to terminate the Agreement as set forth in Section 17.1 or 17.2(a), the Company shall have the right to immediately terminate this Agreement upon written notice to the Distributor and without opportunity to cure:

(i)

if the Minimum Purchase Requirements set out or referred to in this Agreement are not met by the Distributor as set forth under Section 5.9; or

(ii)

if the Company determines, as set forth under Section 8.6, that a Competing Product is detrimental to the sale of Products in the Territory; or

(iii)

if the performance of a Party’s obligation under this Agreement (other than an obligation to pay money) is delayed due to Force Majeure for a continuous period of more than thirty (30) days from the date on which such Party gives notice to the other Party under Section 19.1(a).

18.	Consequences of Termination

18.1	Obligation on Termination

Upon the expiration or termination of this Agreement for any reason, the Distributor must promptly:

(a)

pay all amounts owing under this Agreement, which become due on termination;

(b)

subject to Section 18.1(e), all rights granted to the Distributor will terminate and all rights in and to the Trademarks will revert to the Company without further action or notification by the Company to the Distributor

(c)

to the extent permitted by law in the Territory, immediately take all action to transfer the registration for the Products with the relevant Health Authority to a party so indicated by the Company, at cost to the Company;

(d)

deliver to the Company or erase or destroy, or procure the delivery, erasure or destruction (as applicable), of all materials containing the Company’s Confidential Information;

(e)

if the Distributor has any remaining stock of the Products or any part or other materials pertaining to the Products:

(i)

if the Company so elects, the Distributor shall sell them to the Company at the Company’s original invoiced cost; or

(ii)

if the Company communicates its intention not to buy back the stock, (a) the Distributor may, for [***] following termination, sell them in the Territory, provided the Distributor identifies, in writing, its proposed customers (including all pertinent contact information) and the goods it intends to sell to each customer, and the Company consents to such sale(s) in writing, within an agreed period, with the Company’s prior written consent, which consent shall not be unreasonably withheld, and (b) the Distributor shall destroy (meaning that the products shall be rendered unable to be resold or used) any unsold stock at the conclusion of the sell-off period identified herein, and said destruction shall be certified in writing by the Distributor; and

(f)

upon request from a Party, the other Party shall deliver to the requesting Party a statutory declaration made by an authorized officer of the other Party declaring that to the best of that person’s knowledge and belief (after having made proper inquiries) none of its officers, employees, agents, contractors or advisers have retained any Confidential Information except to the extent as may be required for compliance with applicable law and that Party has fully complied with its obligations under this Agreement.

18.2	Other Remedies

Termination by any Party under Sections 17 or 18 is without prejudice to each Party’s right to sue for and recover any monies then due and in respect of any previous breach by the other Party of this Agreement.

18.3	Survival

(a)

Sections 6.2, 7, 9.3, 12.2, 13, 16, 18, 20 and 21.1 shall survive the termination of this Agreement.

(b)

All indemnities in this Agreement shall survive the expiry or termination of this Agreement.

19.	Force Majeure

19.1	Relief for Force Majeure

If a Party is wholly or partly unable to carry out its obligations under this Agreement (other than an obligation to pay money) due to Force Majeure, the obligations of that Party will be suspended provided that: (a) within a reasonable time after the occurrence of Force Majeure, the Party gives the other Party a written notice specifying the Force Majeure; (b) the relevant obligations will be suspended only to the extent that the obligations are affected by Force Majeure; (c) the relevant obligations will be suspended during, but no longer than, the continuance of the Force Majeure, and such further period as is reasonable in the circumstances; and (d) the Party giving the notice uses its best efforts to promptly abate the Force Majeure.

19.2	Other Party May Terminate

If the performance of a Party’s obligation under this Agreement (other than an obligation to pay money) is delayed due to Force Majeure for a continuous period of more than thirty (30) days from the date on which such Party gives notice to the other Party under Section 19.1(a), the other Party may terminate this Agreement.

20.	Dispute Resolution and Jurisdiction

20.1	Dispute Process is Pre-condition to Arbitration

A Party must not start arbitration about a dispute arising out of this Agreement (“Dispute”) unless it has first complied with this Section 20.

20.2	Notice of Dispute

A Party claiming that a Dispute has arisen must notify the other Party to the Dispute giving details of the Dispute (“Notification”).

20.3	Informal Resolution

On receipt of a Notification, prior to instituting any arbitration on account of such Dispute, the Parties shall attempt in good faith to resolve the Dispute by referring the Dispute to the Chief Executive Officers of the Parties (or other appropriate senior officers designated by the Chief Executive Officers). In the event the Parties’ Chief Executive Officers or other appropriate senior officers are unable to resolve the Dispute or agree upon a mechanism to resolve such Dispute within thirty (30) days of receipt of a Notification, then the Parties shall resolve such Dispute in accordance with Section 20.4.

20.4	Arbitration

Any dispute, claim, or controversy arising out of or relating to this Agreement or the breach, termination, enforcement, interpretation, or validity thereof, including the determination of the scope or applicability of this Section 20.4 to arbitrate, shall be determined by arbitration in Los Angeles, California, before a single arbitrator. The arbitration shall be administered by JAMS pursuant to its Comprehensive Arbitration Rules and Procedures and in accordance with the Expedited Procedures in those Rules. Judgment on the award may be entered in any court having jurisdiction. This Section shall not preclude the Parties from seeking provisional remedies in aid of arbitration, including but not limited to temporary restraining orders, preliminary injunctions or other equitable relief, from a court of competent jurisdiction, and such application for such provisional remedies shall not breach this arbitration agreement nor abridge the powers of the arbitrator.

21.	Compliance with Law

21.1	Anti-Bribery

In connection with this Agreement, neither the Distributor nor any of its Associated Person(s) has or will directly or indirectly give, offer, promise or authorize the giving of anything of value to any current or former Government Official or other party whether affiliated with a Government or Government Entity, or private entity with the corrupt intent to obtain or retain any business, or secure an unfair business advantage.

21.2	No Public Officials or Relatives Thereof

Neither the Distributor or its Associated Person(s) are, or during the period of the Agreement will become, (i) a Government Official, in any country where any aspect of the Agreement will take place; (ii) an immediate family member of such a Government Official (i.e. parent, child, spouse, sibling, or any of the foregoing through marriage); or (iii) a nominee for any Government Official. In the event that during the Term of the Agreement there is a change in the information contained in this Section, the Distributor and affected Associated Person(s) shall make immediate disclosure of same to the Company, who may then terminate the Agreement, in its discretion, in accordance with Section 17.1.

21.3	Books and Records

During the Term of this Agreement, the Distributor and its Associated Person(s) shall make and keep books, records, and accounts pertaining to the Agreement which, in reasonable detail, accurately and fairly reflect the transactions and expenditures of the Distributor or Associated Person(s) in connection with the Agreement and that allow the transactions and expenditures to be identified as having been incurred in relation to the Company. The term “reasonable detail” means such level of detail as would satisfy prudent officials in the conduct of their own affairs. Such books and records shall be retained for at least seven (7) years following the Agreement’s termination.

21.4	Certification of Compliance

The Distributor shall provide, and shall procure that any Associated Person(s) requested by the Company provide, a certification of compliance with the obligations under this Section 21 on an annual basis.

22.	General

22.1	Nature of obligations

Any provision in this Agreement which binds more than one person binds all of those persons jointly and each of them severally. Each obligation imposed on a Party by this Agreement in favor of another is a separate obligation.

22.2	Time of the Essence

In this Agreement, time is of the essence unless otherwise stipulated.

22.3	Entire Understanding

This Agreement contains the entire agreement between the Parties with respect to the subject matter of this Agreement and supersedes all prior communications between the Parties. Each Party acknowledges that by entering into this Agreement, it has not relied on any representation, warranty or undertaking of any kind made by or on behalf of the other Party in relation to the subject matter of this Agreement that is not expressly set out in this Agreement.

22.4	No Adverse Construction

In the interpretation of this Agreement, no rule of construction shall apply to the disadvantage of a Party on the basis that that Party was responsible for the preparation of this Agreement.

22.5	Further Assurances

At the Company’s request, the Distributor will within a reasonable time do all things and procure and execute all documents which are reasonably necessary to give full effect to this Agreement (including any assignments of the Improvements) and to assist the Company in applying for, registering, protecting, maintaining, defending and enforcing its applicable Intellectual Property Rights (including the Trademarks) and Health Registrations.

22.6	No Waiver

A failure, delay, relaxation or indulgence by a Party in exercising any power or right conferred on that Party by this Agreement does not operate as a waiver of the power or right. A single or partial exercise of the power or right does not preclude a further exercise of it or the exercise of any other power or right under this Agreement. A waiver of a breach does not operate as a waiver of any other breach.

22.7	Severability

In the event that any part (including any sub-clause or part thereof) of this Agreement shall be void or unenforceable by reason of any applicable law, it shall be deleted and the remaining parts of this Agreement shall continue in full force and effect and if necessary, the Parties shall use their best endeavors to agree any amendments to this Agreement necessary to give effect to the spirit of this Agreement.

22.8	Successors and Assigns

This Agreement binds and benefits the Parties and their respective successors and permitted assigns under Section 22.9.

22.9	Assignment

Distributor shall not assign or otherwise transfer its rights or obligations under this Agreement except with the prior written consent of the Company. Any attempted assignment without such consent shall be null and void. The Company (i) may assign or sell this Agreement or any part thereof to an Affiliate; or (ii) the Company shall assign or sell this Agreement if such assignment is in connection with the transfer or sale of substantially its entire business to which this Agreement pertains, whether by asset sale, merger or otherwise. Any permitted assignee shall resume all obligations of its assignor under the Agreement and the assignor shall guarantee the due performance of this Agreement.

22.10	No Variation; Amendments

This Agreement may not be amended or varied except in writing signed by or on behalf of the Parties. Any amendments must be executed in the same way as the original agreements and signed by the original signatories or their respective successors.

22.11	Costs

Each Party must pay its own legal costs of and incidental to the preparation and completion of this Agreement.

22.12	Customs Duty

Any customs duty or its equivalent (including related interest or penalties) payable in the Territory in respect of this Agreement or any instrument created in connection with it must be paid by the Distributor. The Distributor undertakes to keep the Company indemnified against all liability relating to any such customs duty or its equivalent and all applicable and associated fines and penalties, and the Distributor shall cover in full any costs imposed on the Company by any local tax or customs authority.

22.13	Governing Law and Jurisdiction

This Agreement shall be governed by and construed in accordance with the internal laws (excluding all conflict of laws rules) of the State of Delaware.

22.14	Notices

Any notice or other communication to or by a Party to this Agreement: (a) may be given by personal service, post, facsimile or email; (b) must be in writing, legible and in English addressed to the Party’s address specified in Schedule 1 or to any other address last notified by that Party to the sender by notice given in accordance with this Section; (c) in the case of a corporation, must be signed by an officer or authorized representative of the sender; and (d) is deemed to be given by the sender and received by the addressee:

(i)

if delivered in person, when delivered to the addressee;

(ii)

if posted, four (4) Business Days after the date of posting to the addressee whether delivered or not;

(iii)

if sent by facsimile transmission, on the date and time shown on the transmission report by the machine from which the facsimile was sent which indicates that the facsimile was sent in its entirety and in legible form to the facsimile number of the addressee notified for the purposes of this Section; or

(iv)

if sent by email, on the date and time at which it enters the addressee’s information system (as shown in a confirmation of delivery report from the sender’s information system, which indicates that the email was sent to the email address of the addressee notified for the purposes of this Section.

22.15	Counterparts

This Agreement may be executed in any number of counterparts and by the different Parties on separate counterparts, each of which when executed and delivered shall constitute an original, but all the counterparts shall together constitute but one and the same instrument.

22.16	Conflicting Provisions

If there is any conflict between the main body of this Agreement and any schedules or annexes comprising it, then the provisions of the main body of this Agreement shall prevail.

22.17	Relationship of Parties

Nothing in this Agreement may be construed as creating a relationship of partnership, of principal and agent or of trustee and beneficiary.

IN WITNESS WHEREOF, the Parties have executed this Agreement by their duly authorized officers in two original copies as of the date written below.

Signed for and on behalf of	Signed for and on behalf of

Obagi Cosmeceuticals LLC	Gevie, Inc.

/s/ Jaime Castle	/s/ Ha Kim

Name: Jaime Castle	Name: Ha Kim

Title: President and General Manager	Title:

Date: 4/18/2019	Date:

Schedule 1 – Agreement Details

Notices:

All notices to the Company must be provided to:

Obagi Cosmeceuticals LLC

3760 Kilroy Airport Way # 500

Long Beach, CA 90806

Attention: Jaime Castle

with a copy (which shall not constitute notice) to:

Obagi Cosmeceuticals LLC

3760 Kilroy Airport Way # 500

Long Beach, CA 90806

Attention: General Counsel

All notices to the Distributor must be provided to:

Gevie, Inc.

5825 Lincoln Ave Suite D-429

Buena Park, CA 90620

Attention: Ha Kim

Commencement Date: October 19, 2018

End Date: December 31, 2021

Territory:

The Distributor’s Territory is comprised of Customers that sell in Vietnam and South Korea, including, without limitation, any territories or possessions of the foregoing countries, and any other geographic area designated by the Company and agreed to by Distributor for the exercise of Distributor’s rights and obligations in the Distribution Agreement. The Distributor may not sell to Amazon. Sales to any parties on the Company’s List of Unauthorized Sellers (the “List”), or any parties operating at the same address as those identified on the List, are expressly excluded from the Distributor’s Territory under this Agreement. The Company shall provide the Distributor with the List concurrent with the execution of this Agreement. The Distributor acknowledges and agrees that Company may revise the List from time to time, in its discretion, by sending an updated copy to the Distributor. Upon receipt of the revised List, Distributor shall ensure that it makes no further sales to any parties identified on the List.

Trademarks:

Mark Name	Country
ELASTIDERM	Vietnam
OBAGI	Vietnam
OBAGI BLENDFX	Vietnam
OBAGI CLEARFX	Vietnam
OBAGI NU-DERM	Vietnam
OBAGI-C	Vietnam
ROSACLEAR	Vietnam
BLUE PEEL	Republic of Korea
ELASTIDERM	Republic of Korea
NU-DERM	Republic of Korea
OBAGI	Republic of Korea
OBAGI (Stylized)	Republic of Korea
OBAGI FOR LIFE	Republic of Korea
OBAGI HYDRATE	Republic of Korea
OBAGI MEDICAL & Design (Bars)	Republic of Korea
OBAGI PROTOCOLS & Design (Bars)	Republic of Korea
OBAGI SKIN HEALTH INSTITUTE	Republic of Korea
OBAGI SKIN HEALTH	Republic of Korea
OTHERS PROMISE. OBAGI DELIVERS.	Republic of Korea
ROSACLEAR	Republic of Korea

Schedule 2 – Minimum Purchase Requirements and Prices

Minimum Purchase Requirement

2018	2019	2020*	2021*
[***]	[***]	Not less than [***]	Not less than [***]

*2020 and 2021 to be negotiated based on volume from South Korea

Maximum Quantity on Back Bar

The Distributor may purchase up to a maximum quantity of [***] per quarter in starting in 2019.

Invoice Price

The Distributor will be invoiced at the prices listed in the table below. These invoice prices are exclusive of VAT, or any other applicable taxes, which may be charged in addition to the prices listed. The listed prices represent the compensation for the goods supplied by the Company to the Distributor, and these listed prices form the taxable basis for VAT purposes.

Per the table below, Obagi products will be invoiced at [***] and the Suzan Obagi, MD products will be invoiced at [***].

In 2019, the Distributor agrees to purchase [***] each quarter in Q1, Q2, and Q3, and will be invoiced at [***]. In Q4 of 2019 the Distributor agrees to purchase [***] and will be invoiced at [***]. Suzan Obagi products are always priced at [***].

After the Distributor purchases $3,000,000 of Products each year of the Term beginning in 2019, based on invoiced price, the Distributor will be invoiced at [***] for all Obagi Products except the Suzan Obagi, MD products for the remainder of the year. The Suzan Obagi, MD products will still be invoiced at the prices listed below.

Obagi Products	Invoice Price [***]		Case Pack
Blue Peel Professional Kit	$	[***]	[***]
Blue Peel Radiance Professional Kit	$	[***]	[***]
CLENZlderm M.D. Daily Care Foaming Cleanser 1.0 L	$	[***]	[***]
CLENZIderm M.D. Daily Care Foaming Cleanser 4.0 fl oz (118 ml)	$	[***]	[***]
CLENZIderm M.D. Pore Therapy 4.0 fl oz (118 ml)	$	[***]	[***]
CLENZIderm M.D. System Kit	$	[***]	[***]
CLENZlderm M.D. Therapeutic Lotion 5% BPO 1.6 fl oz (47 ml)	$	[***]	[***]
CLENZlderm M.D. Therapeutic Moisturizer (50 ml)	$	[***]	[***]
ELASTlderm Eye Complete Complex Serum 0.47 fl oz (14 ml)	$	[***]	[***]
ELASTlderm Eye Cream 0.5 oz (15 g)	$	[***]	[***]
Gentle Rejuvenation Advanced Night Repair 1.7 oz (50 g)	$	[***]	[***]
Gentle Rejuvenation Skin Calming Cream 2.8 oz (80 g)	$	[***]	[***]
Gentle Rejuvenation Skin Rejuvenation Serum 1.0 fl oz (30 ml)	$	[***]	[***]
Gentle Rejuvenation Soothing Cleanser 6.7 fl oz (200 ml)	$	[***]	[***]
Gentle Rejuvenation Ultra-Rich Eye Hydrating Cream 0.5 oz (15 g)	$	[***]	[***]
Obagi Hydrate 0.5 L	$	[***]	[***]
Obagi Hydrate 50 ml	$	[***]	[***]
Obagi Hydrate Luxe 1.7 oz (48 g)	$	[***]	[***]
Obagi KeraPhine Body Lotion 6.7 oz	$	[***]	[***]
Obagi Nu-Derm Blend Fx 2.0 oz (57 g)	$	[***]	[***]
Obagi Nu-Derm Blender 2.0 oz (57 g)	$	[***]	[***]
Obagi Nu-Derm Clear 2.0 oz (57 g)	$	[***]	[***]
Obagi Nu-Derm Clear Fx 2.0 oz (57 g)	$	[***]	[***]
Obagi Nu-Derm Exfoderm 2.0 oz (57 g)	$	[***]	[***]
Obagi Nu-Derm Exfoderm Forte 0.5 L	$	[***]	[***]
Obagi Nu-Derm Exfoderm Forte 2.0 oz (57 g)	$	[***]	[***]
Obagi Nu-Derm Foaming Gel 1.0 L	$	[***]	[***]
Obagi Nu-Derm Foaming Gel 6.7 fl oz (198 ml)	$	[***]	[***]
Obagi Nu-Derm Fx Transformation Kit Normal-Oily	$	[***]	[***]
Obagi Nu-Derm Fx Transformation Trial Kit Normal-Dry	$	[***]	[***]
Obagi Nu-Derm Gentle Cleanser 1.0 L	$	[***]	[***]
Obagi Nu-Derm Gentle Cleanser 6.7OZ (198 ml)	$	[***]	[***]

Obagi Nu-Derm Healthy Skin Protection SPF 35 3.0 oz (85 g)	$	[***]	[***]
Obagi Nu-Derm Physical UV Block SPF 30 2.0 oz (57 g)	$	[***]	[***]
Obagi Nu-Derm Sunfader 2.0 oz (57 g)	$	[***]	[***]
Obagi Nu-Derm Toner 1.0 L	$	[***]	[***]
Obagi Nu-Derm Toner 6.7 fl oz (198 ml)	$	[***]	[***]
Obagi Nu-Derm Transformation Kit Normal-Dry	$	[***]	[***]
Obagi Nu-Derm Transformation Kit Normal-Oily	$	[***]	[***]
Obagi Nu-Derm Transformation Trial Kit Normal-Dry	$	[***]	[***]
Obagi Nu-Derm Transformation Trial Kit Normal-Oily	$	[***]	[***]
Obagi Sunshield Matte Broad Spectrum SPF 50 0.5 L	$	[***]	[***]
Obagi Sunshield Matte Broad Spectrum SPF 50 3.0 oz (85 g)	$	[***]	[***]
Obagi Sunshield MINERAL Broad Spectrum SPF 50 3.0 oz (85 g)	$	[***]	[***]
Obagi Sunshield Tint COOL Broad Spectrum SPF 50 3.0 oz (85 g)	$	[***]	[***]
Obagi Sunshield Tint WARM Broad Spectrum SPF 50 3.0 oz (85 g)	$	[***]	[***]
Obagi360 Exfoliating Cleanser 5.1 fl oz (150 ml)	$	[***]	[***]
Obagi360 HydraFactor Broad Spectrum SPF 30 2.5 oz (75 g)	$	[***]	[***]
Obagi360 Retinol 0.5% 1.0 oz (28 g)	$	[***]	[***]
Obagi360 Retinol 1.0% 1.0 oz (28 g)	$	[***]	[***]
Obagi360 System Kit	$	[***]	[***]
Obagi-C Fx Clarifying Serum 1.0 fl oz (30 ml)	$	[***]	[***]
Obagi-C Fx System Normal-Dry	$	[***]	[***]
Obagi-C Fx System Normal-Oily	$	[***]	[***]
Obagi-C Fx Therapy Night Cream 2.0 oz (57 g)	$	[***]	[***]
Obagi-C Rx C-Balancing Toner 6.7 fl oz (198 ml)	$	[***]	[***]
Obagi-C Rx C-Clarifying Serum 1.0 fl oz (30 ml)	$	[***]	[***]
Obagi-C Rx C-Clarifying Serum Norm-Oily 1.0 fl oz (30 ml)	$	[***]	[***]
Obagi-C Rx C-Cleansing Gel 6.0 fl oz (177 ml)	$	[***]	[***]
Obagi-C Rx C-Exfoliating Day Lotion 2.0 oz (57 g)	$	[***]	[***]
Obagi-C Rx C-Therapy Night Cream 2.0 oz (57 g)	$	[***]	[***]

Obagi-C Rx System Normal-Dry	$	[***]	[***]
Obagi-C Rx System Normal-Oily	$	[***]	[***]
Professional-C Eye Brightner 0.5 fl oz (15 ml)	$	[***]	[***]
Professional-C Peptide Comlex 1.0 fl oz (30 ml)	$	[***]	[***]
Professional-C Serum 10% 1.0 fl oz (30 ml)	$	[***]	[***]
Professional-C Serum 15% 1.0 fl oz (30 ml)	$	[***]	[***]
Professional-C Serum 20% 1.0 fl oz (30 ml)	$	[***]	[***]
Professional-C Suncare SPF 30 1.7 fl (48 g)	$	[***]	[***]
Tretinoin 0.025% Cream (20 g)	$	[***]	[***]
Tretinoin 0.05% Cream (20 g)	$	[***]	[***]
Tretinoin 0.05% Gel (20 g)	$	[***]	[***]
Tretinoin 0.1% Cream (20 g)	$	[***]	[***]

Suzan Obagi MD Products	Invoice Price		Case Pack
SuzanObagiMD Retivance® Skin Rejuvenating Complex 1.0 oz (30g)	$	[***]	[***]
SuzanObagiMD IDR Exfoliating and Hydrating Lotion 2oz (60g)	$	[***]	[***]
SuzanObagiMD Soothing Complex Calming Lotion SPF25 1.6oz (47g)	$	[***]	[***]
SuzanObagiMD Foaming Cleanser 6.7 fl oz (200ml)	$	[***]	[***]
SuzanObagiMD. Balancing Toner 6.7 fl oz (200ml)	$	[***]	[***]
SuzanObagiMD Cleansing and Makeup Removing Wipes 25’s	$	[***]	[***]
SuzanObagiMD Cleansing Wipes for Oily or Acne Prone Skin 25’s	$	[***]	[***]

Schedule 3 – Product Complaint Process

Please provide the following information to your Obagi contact in writing via email:

●	Product name

●	Item number

●	Lot number

●	Date of purchase

●	Indicate whether the product is Rx (prescribed) or OTC (non-prescribed)

●	Full name, address, and phone number of the complainant

●	Description of the complaint including how/if product was used by complainant

●	Indicate whether the product is being returned

Obagi has no obligation to respond directly to any patient or Customer following a complaint, this is the responsibility of the Distributor.

The Distributor must follow all local laws regarding reporting adverse events to local health authorities.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item (601)(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

AMENDMENT TO DISTRIBUTION AGREEMENT

This Amendment to Distribution Agreement (the “Amendment”) is made and entered into this 27 day of January 2022 (the “Amendment Effective Date”), by and among Obagi Cosmeceuticals LLC, a limited liability company organized and duly existing under the laws of the State of Delaware, USA (“Company”), Gevie, Inc. a corporation organized and duly existing under the laws of the State of California (“Distributor”) and LEMED, Inc., a corporation organized and duly existing under the laws of the State of California (“Distributor Affiliate”).

WHEREAS, Distributor and Obagi are parties to that certain Distribution Agreement dated October 19, 2018 (the “Original Agreement,” and collectively with and as further amended by this Amendment, the “Agreement”);

WHEREAS, Distributor Affiliate and Obagi (as assignee of iNova Pharmaceuticals (Singapore) Pte. Ltd.) are parties to that certain Distribution Agreement dated December 12, 2013, as amended (the “Affiliate Agreement”); and

WHEREAS, the Parties wish to amend the Original Agreement as hereinafter set forth and terminate the Affiliate Agreement, which shall be superseded and replaced by the Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows, notwithstanding any other provision of the Agreement to the contrary:

1.	Definitions. Section 1.1 of the Original Agreement shall be amended to:

(a)	delete the term “Customer” in its entirety and replace it with the following:

“Customer means Online Customers and Physical Customers. For purposes of this Agreement

•          Online Customers mean properly licensed medical professionals, skincare clinics, beauty spas, cosmetic pharmacies, or other agreed-upon (by the Company in writing) channels of distribution selling online within the Territory and shipping to end users having shipping addresses within the Territory;

•          Physical Customers mean properly licensed medical professionals, skincare clinics, beauty spas, cosmetic pharmacies, or other agreed-upon (by the Company in writing) channels of distribution physically located within the Territory; “

(b)	delete the term “Term” in its entirety and replace it with the following:

“Term means a term, commencing on the Effective Date and ending on December 31, 2026, unless the Agreement is terminated earlier in accordance with the terms hereof. The parties may mutually agree to extend the term for an additional five (5) year period, provided that Distributor has met its Minimum Purchase Requirement throughout the Term of the Agreement.”

(c)	add the following new terms:

“Anti-Corruption Laws means all applicable laws concerning or relating to bribery or corruption, including, without limitation, the United States Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”) and any anti-bribery and anti-corruption laws and regulations in the Territory.”

“[***] Countries means the countries of Cambodia, Laos, Myanmar and South Korea.”

“[***] Countries means the countries of India, Singapore, Thailand and Vietnam.”

“Spa Affiliate means a properly licensed beauty spa offering skincare services that is located in the country of Vietnam and owned and operated by Gevie or one of its Affiliates.”

2.	Additional Grant of Rights. Section 2.1 of the Original Agreement shall be deleted in its entirety and replaced with the following:

“2.1 Grant of Rights.

(a)
The Company hereby grants Distributor, which accepts the (i) exclusive right to import, market, promote, distribute and sell the Products to Customers (both Online Customers and Physical Customers) in the [***] Countries within the Territory; (ii) non-exclusive right to import, market, promote, distribute and sell the Products to Online Customers in the [***] Countries within the Territory; and (iii) non-exclusive right to import, market, promote, distribute and sell the Products to Physical Customers in the countries of [***] and [***].

(b)          In addition, so long as Distributor meets and continues to fulfill its Minimum Purchase Requirements, the Company hereby grants Distributor the right to import, market, promote, and use the Products at, and to distribute and sell the Products to consumers through, Spa Affiliates.”

3.	Use of Trademarks for dba and Spa Affiliates.

(a)	The first paragraph of Section 3.1 of the Original Agreement shall be deleted and replaced with the following:

“The Company grants to the Distributor a royalty-free, non-exclusive, non-transferable license to use the Trademarks during the Term solely in connection with the marketing, distribution, promotion, advertising and sale of the Products in the Territory, including, but not limited to the right to register a dba in the name of “Obagi Vietnam.”  In addition, so long as Distributor meets and continues to fulfill its Minimum Purchase Requirements, the Company grants to Distributor a royalty-free, non-exclusive, non-transferable license to use the Trademarks during the Term solely in connection with the operation of Spa Affiliates, including the right to use the brand name Obagi in the trade name of the Spa Affiliate(s).”

(b)	Section 3.2 of the Original Agreement shall be amended to add the following to the end of the section:

“If Distributor uses the Trademark “Obagi” in the trade name for one or more Spa Affiliates, the Company shall have the right to register the name as a trademark in the Territory and, if it so elects, the Company will cover all costs involved with registration and maintenance of the Trademark. Distributor agrees that it will not attempt to register, whether as a trademark, trade name, domain name, or otherwise, any trade name for its Spa Affiliates that contains a Company Trademark without the express prior written consent of the Company. ”

4.	Termination of Additional Rights for Failure to meet Minimum Purchase Requirements. Section 5.9 of the Original Agreement shall be amended to add the following to the end of the section;

“In addition, if Distributor fails to meet the Minimum Purchase Requirements, then the rights granted to Distributor under Section 2.1(b) and Section 3.1 with respect to Spa Affiliates shall immediately terminate.”

5.	Payment Terms. Section 5.13(c) of the Original Agreement shall be deleted in its entirety and replaced with the following:

“(c) The Distributor must pay the Company, in immediately available funds, the amount stated in the Invoice before the ordered Products can be picked up at the Delivery Point by the Distributor, or once Payment Terms are approved, payment must be made in full within [***] of delivery at the Delivery Point. If the Distributor has not paid in full by the end of [***], no further orders will be released. Maximum credit [***].”

6.	Indemnification. Section 16.2(b) of the Original Agreement shall be amended to add the following subparagraph:

“(x)          Any negligent or more culpable act or omission (including any recklessness or willful misconduct) of any Spa Affiliate or any director, officer, employee or agent thereof or any personal injury claims related to or arising out of the operation of one or more Spa Affiliates and any services provided by such Spa Affiliate(s).”

7.	Distributor’s Warranties. A new section, Section 15.3, shall be added to the Original Agreement (and the following sections renumbered), which shall state in full as follows:

“15.3 Distributor’s Warranties.  Distributor represents and warrants to the Company that:

(a)          Distributor will at all times comply with Applicable Laws in connection with the services it provides under this Agreement. Without limiting the generality of the foregoing, Distributor understands that Company is required to and abides by the FCPA and Anti-Corruption Laws, and that as sales distributor for the Company Distributor is also required to abide by the FCPA and Anti-Corruption Laws while working on behalf of the Company.

(b)          Distributor is familiar with and understands the provisions of the FCPA and applicable Anti-Corruption Laws, including without limitation the provisions relating to the prohibitions regarding the payment or giving of anything of value, either directly or indirectly, to a government official or political party for the purpose of influencing an act or other decision of the recipient. In connection with this Agreement, neither the Distributor nor any of its Associated Person(s) has or will directly or indirectly give, offer, promise or authorize the giving of anything of value to any current or former Government Official or other party whether affiliated with a Government or Government Entity, or private entity with the corrupt intent to obtain or retain any business, or secure an unfair business advantage.

(c)          Neither the Distributor or its Associated Person(s) are, or during the period of the Agreement will become, (i) a Government Official, in any country where any aspect of the Agreement will take place; (ii) an immediate family member of such a Government Official (i.e. parent, child, spouse, sibling, or any of the foregoing through marriage); or (iii) a nominee for any Government Official. If during the Term of the Agreement there is a change in the information contained in this Section, the Distributor and affected Associated Person(s) shall make immediate disclosure of same to the Company, who may then terminate the Agreement, in its discretion, in accordance with Section 17.”

8.	Amendment to Territory. The Section of Schedule 1 entitled Territory shall be deleted in its entirety and replaced with the following:

The Distributor’s Territory is comprised of Online and Physical Customers that sell in the Exclusive Countries, Online Customers that sell in the Non-Exclusive Countries and Physical Customers that sell in the countries of [***] and [***], and any other geographic area designated by the Company and agreed to by Distributor for the exercise of Distributor’s rights and obligations in the Distribution Agreement. The Distributor may not sell Products to or on Amazon. Sales to any parties on the Company’s List of Unauthorized Sellers (the “List”), or any parties operating at the same address as those identified on the List, are expressly excluded from the Distributor’s Territory under this Agreement. The Company shall provide the Distributor with the List concurrent with the execution of this Agreement. The Distributor acknowledges and agrees that Company may revise the List from time to time, in its discretion, by sending an updated copy to the Distributor. Upon receipt of the revised List, Distributor shall ensure that it makes no further sales to any parties identified on the List.

9.	Amendment to Minimum Purchase Requirement. The Section of Schedule 2 entitled Minimum Purchase Requirement shall be deleted in its entirety and replaced with the following:

“Minimum Purchase Requirement

For each full calendar year during the Term, Distributor’s Minimum Purchase Requirement shall be [***] dollars.”

10.
Amendment to Invoice Price.  The Section of Schedule 2 of the Original Agreement setting forth the prices for the Products, shall be amended to include the following language before the table of prices:

“Distributor will be invoiced at the prices listed in the table below. The parties hereby acknowledge and agree that the invoice prices reflect a  discount off of the wholesale acquisition prices for the Products (the “Discount”). The Discount offered to Distributor hereunder reflects: (a) a [***] discount off WAC for the marketing, sales services listed below and (b) a [***] discount off of WAC for the regulatory services listed below (the “Additional Services”). Each of the Additional Services provides an identified benefit that is separable from the purchase and sale of Products hereunder, and Distributor hereby acknowledges and agrees that Company could obtain these Additional Services from another third party.

During the term of this Agreement, upon at least fifteen (15) days’ prior written notice, during Distributor’s normal business hours, Obagi may, without disruption to Distributor’s normal business operations, audit Distributor’s documentation and financial records that relate to the Additional Services for the purpose of determining the amounts spent by Distributor on such Additional Services. Any such audit will be conducted in accordance with Section 10.3.

The invoice prices below are exclusive of VAT, or any other applicable taxes, which may be charged in addition to the prices listed. The listed prices represent the compensation for the goods supplied by the Company to Distributor, and these listed prices form the taxable basis for VAT purposes.

The Additional Services include the following:

Sales & Marketing

•	Maintaining a staff dedicated exclusively to the marketing and promotion of the Products to Customers in the Territory

•	Developing and launching marketing campaigns for the Products

•	Developing and printing promotional collateral for the Products in the primary language used in the Territory

•	Creating and implementing email, digital and print advertisements and communications relating to the Products

Regulatory Services

•	Paying all fees required by Governmental Authorities to register the Products and maintain the registration of the Products in the Territory”

11.
Miscellaneous.  Capitalized terms used but not defined in this Amendment shall have the meanings given such terms in the Original Agreement.  Except as modified herein, all other terms and conditions of the Original Agreement shall remain in full force and effect. In the event of any inconsistency between the terms of the Original Agreement and this Amendment, the terms of this Amendment shall govern. This Amendment may be executed by the parties hereto in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. The Distributor Affiliate and Company agree that upon execution of this Amendment, the Affiliate Agreement shall terminate and be replaced in full by the Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the Amendment Effective Date.

Gevie, Inc.		Obagi Cosmeceuticals LLC
By:	/s/ Ha Nguyen	By:	/s/ Jaime Castle
Print Name:	Ha Nguyen	Print Name:	Jaime Castle
Title:	Director	Title:	1/27/2022

LEMED, Inc.
By:	/s/ Ha Nguyen
Print Name:	Ha Nguyen
Title:	Director